Exhibit 3.1.6

PENNSYLVANIA DEPARTMENT OF STATE

BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

☐Return document by mail to:			Change of Registered Office DSCB: 15-1507/5507/8506/8906 (rev. 7/2015) 15076

Name

Address

City	State	Zip Code
☑Return document by email to: jonathan.salzman@pnc.com

Read all instructions prior to completing. This form may be submitted online at https://www.corporations.pa.gov/.

Fee: $5	The type of domestic association (check only one):

	☑ Business Corporation	☐ Limited Liability Company	☐ Limited Liability Limited Partnership
	☐ Nonprofit Corporation	☐ Limited Partnership

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. § 1507/5507/8506/8906 (relating to change of registered office), the undersigned domestic corporation, limited liability company, limited partnership or limited liability limited partnership, desiring to effect a change of registered office, hereby states that:

1.	The name of the association is:	The PNC Financial Services Group, Inc.

2.	The current registered office address as on file with the Department of State. Complete part (a) OR (b) – not both:

	(a)	One PNC Plaza, 249 Fifth Avenue	Pittsburgh	Pennsylvania	15222-2707	Allegheny

		Number and street	City	State	Zip	County

	(b)	c/o:
			Name of Commercial Registered Office Provider	County

3.	New address. Complete part (a) OR (b) – not both:

(a) The address in this Commonwealth to which the registered office of the corporation, limited partnership, limited liability limited partnership or limited liability company is to be changed is:

The Tower at PNC Plaza, 300 Fifth Avenue,	Pittsburgh	Pennsylvania	15222-2401	Allegheny

Number and street	City	State	Zip	County

(b) The registered office of the corporation, limited partnership, limited liability partnership, limited liability limited partnership or limited liability company shall be provided by:

c/o:

		Name of Commercial Registered Office Provider	County

4.	For corporations only: Such change was authorized by the Board of Directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned has caused this Statement or Certificate of Change of Registered Office to be signed by a duly authorized officer, general partner, member or manager thereof this 19th day of November, 2015.

The PNC Financial Services Group, Inc.
Name of Corporation/Limited Partnership/
Limited Liability Limited Partnership/Limited Liability Company

/s/ Christi Davis
Signature

Corporate Secretary
Title